SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 19, 2003
                                (August 19, 2003)

                              TrustCo Bank Corp NY


             (Exact name of registrant as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)


                 0-10592                                 14-1630287
         (Commission File Number)             (IRS Employer Identification No.)


                  5 Sarnowski Drive, Glenville, New York 12302
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (518) 377-3311




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TrustCo Bank Corp NY


Item 5.          Other Events

                  A press release was issued on August 19, 2003, declaring a quarterly cash dividend of $0.15 per share, payable October 1, 2003, to the shareholders of record at the close of business on September 5, 2003. Attached is the press release labeled as exhibit 99(a).




Item 7            (c) Exhibits


                  Reg S-K Exhibit No.        Description
                           99(a)

                    One page press release dated August 19, 2003, declaring a quarterly cash dividend of $0.15 per share, payable October 1, 2003, to the shareholders of record at the close of business on September 5, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 19, 2003

                                               TrustCo Bank Corp NY
                                               (Registrant)


                                               By:/s/ Robert T. Cushing
                                                      Robert T. Cushing
                                                      President and Chief
                                                      Executive Officer

                                 Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.        Description                                   Page
------------------         ------------------------------              --------
         99(a)             One page press release dated August 19,
                           2003, declaring a quarterly cash dividend       5
                           of $0.15 per share, payable October 1,
                           2003, to the shareholders of record at the close of business on September 5, 2003.

          Subsidiary:  Trustco Bank                          NASDAQ-- TRST


            Contact:  Robert M. Leonard
                      Vice President
                      518-381-3693



          FOR IMMEDIATE RELEASE:



                         TRUSTCO DECLARES CASH DIVIDEND


        Glenville, New York - August 19, 2003. On August 19, 2003, the Board of Directors of TrustCo Bank Corp NY declared a quarterly cash dividend of $0.15 per share, payable October 1, 2003, to the shareholders of record at the close of business on September 5, 2003.

        TrustCo Bank Corp NY is a $2.7 billion bank holding company and through its subsidiary, Trustco Bank, operates 65 offices in New York, Vermont, and Florida. In addition, the bank operates a full service Trust Department that has $921 million of assets under management. The common shares of TrustCo are traded on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol TRST.


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